Exhibit 99 (ii)


                                                 CONTACT:
                                                 James C. Rowan Jr.
                                                 Office:  (860) 722-5180

FOR IMMEDIATE RELEASE

                        HSB GROUP, INC. DECLARES DIVIDEND

HARTFORD, Conn., January 24, 2000 -- The Board of Directors of HSB Group, Inc. (NYSE-HSB) today declared the regular quarterly dividend of 44 cents per share. The dividend will be payable on April 27, 2000 to shareholders of record at the close of business on April 10, 2000. This marks the 130th consecutive year in which Hartford Steam Boiler has paid a dividend, one of the longest records of the New York Stock Exchange.